EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/4/2013	Sale	$ 7.0186	1	3619
3/5/2013	Sale	$ 7.0256	2	2746
3/6/2013	Sale	$ 7.0156	3	1203
3/8/2013	Sale	$ 7.1900	4	1300
3/11/2013	Sale	$ 7.1847	5	1800
3/14/2013	Sale	$ 7.0736	6	25000
3/18/2013	Sale	$ 7.0500		1740
3/19/2013	Sale	$ 7.0017	7	15522
3/21/2013	Sale	$ 7.1615	8	1300
3/22/2013	Sale	$ 7.1468	9	11967
3/26/2013	Sale	$ 7.1762	10	2900
4/1/2013	Sale	$ 7.8838	11	2500
4/2/2013	Sale	$ 8.0440	12	14190
4/3/2013	Sale	$ 8.0750	13	4450
4/4/2013	Sale	$ 8.1195	14	14422
4/5/2013	Sale	$ 8.3900	15	500
4/8/2013	Sale	$ 8.5083	16	2480
4/9/2013	Sale	$ 8.6706	17	2598
4/10/2013	Sale	$ 9.1567	18	13300
4/11/2013	Sale	$ 9.5209	19	5700
4/12/2013	Sale	$ 9.5600	20	200
4/16/2013	Sale	$ 9.5613	21	1121
4/17/2013	Sale	$ 9.4232	22	4246
4/18/2013	Sale	$ 9.5702	23	2100
4/19/2013	Sale	$ 9.6871	24	5000
4/22/2013	Sale	$ 10.0000		116
4/23/2013	Sale	$ 10.0933	25	6495
4/24/2013	Sale	$ 10.5735	26	5600
4/25/2013	Sale	$ 11.1027	27	11900
4/26/2013	Sale	$ 11.3122	28	5400
4/29/2013	Sale	$ 12.0682	29	13600
4/30/2013	Sale	$ 12.7506	30	11628
5/1/2013	Sale	$ 13.0048	31	20000

1 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.05.
2 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.04.
3 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.03.
4 This transaction was executed in multiple trades at prices ranging from $7.17 – 7.20.
5 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.20.
6 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.10.
7 This transaction was executed in multiple trades at prices ranging from $7.00 – 7.05.
8 This transaction was executed in multiple trades at prices ranging from $7.16 – 7.17.
9 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.15.
10 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.19.
11 This transaction was executed in multiple trades at prices ranging from $7.75 – 7.92.
12 This transaction was executed in multiple trades at prices ranging from $7.96 – 8.10.
13 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.11.
14 This transaction was executed in multiple trades at prices ranging from $8.10 – 8.15.
15 This transaction was executed in multiple trades at prices ranging from $8.32 – 8.46.
16 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
17 This transaction was executed in multiple trades at prices ranging from $8.65 – 8.85.
18 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
19 This transaction was executed in multiple trades at prices ranging from $9.49 – 9.55.
20 This transaction was executed in multiple trades at prices ranging from $9.55 – 9.57.
21 This transaction was executed in multiple trades at prices ranging from $9.56 – 9.565.
22 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
23 This transaction was executed in multiple trades at prices ranging from $9.55 – 9.63.
24 This transaction was executed in multiple trades at prices ranging from $9.67 – 9.75.
25 This transaction was executed in multiple trades at prices ranging from $10.01 – 10.28.
26 This transaction was executed in multiple trades at prices ranging from $10.50 – 10.78.
27 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.20.
28 This transaction was executed in multiple trades at prices ranging from $11.04 – 11.50.
29 This transaction was executed in multiple trades at prices ranging from $11.91 – 12.27.
30 This transaction was executed in multiple trades at prices ranging from $12.65 – 12.81.
31 This transaction was executed in multiple trades at prices ranging from $12.71 – 13.265.